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                      [LETTERHEAD OF BAKER BOTTS L.L.P.]


                                                              September 24, 2001

064655.0158


Equistar Chemicals, LP
Equistar Funding Corporation
One Houston Center
1221 McKinney, Suite 700
Houston, Texas 77010

Ladies and Gentlemen:

          As set forth in the Registration Statement on the Form S-4 (the "Registration Statement") to be filed by Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), and Equistar Funding Corporation, a Delaware corporation ("Equistar Funding" and, together with Equistar, the "Issuers"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of $700 million aggregate principal amount of 10 1/8% senior notes due 2008 (the "New Notes") to be offered by the Issuers in exchange (the "Exchange Offer") for a like principal amount of their issued and outstanding
10 1/8% senior notes due 2008 (the "Outstanding Notes"), we are passing upon certain legal matters in connection with the New Notes for the Issuers. The New Notes are to be issued under an Indenture (the "Indenture") dated as of August 24, 2001 among the Issuers and The Bank of New York, as trustee. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

          In our capacity as counsel to the Issuers in the connection referred to above, we have examined each of (i) Equistar's Certificate of Limited Partnership and Amended and Restated Limited Partnership Agreement and Equistar Funding's Certificate of Incorporation and Bylaws, each as amended to date, (ii) the Indenture and (iii) the originals, or copies certified or otherwise identified, of corporate records of Equistar and Equistar Funding, including minute books of Equistar and Equistar Funding as furnished to us by Equistar and Equistar Funding, certificates of public officials and of representatives of Equistar and Equistar Funding, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such an opinion, we have relied upon certificates of officers of the Issuers with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that all signatures on documents examined by us are genuine, all documents submitted to us are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.
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                        [LETTERHEAD OF BAKER BOTTS LLP]

Equistar Chemicals, LP
Equistar Funding Corporation
September 24, 2001
Page 2

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when
(i) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Issuers enforceable against them in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The opinion set forth above is based on and limited in all respects to matters of the federal laws of the United States, the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware, the contract law of the State of New York and the laws of the States of Texas, each as currently in effect.

          We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                              Very truly yours,

                              /s/ BAKER BOTTS L.L.P.

DWT/JDS